UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2016

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor, Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Option Grants

On January 15, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Karyopharm Therapeutics Inc. (the “Company”) approved the following grants of options to purchase shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”): (i) an option to purchase 100,000 shares of Common Stock to Justin A. Renz, Executive Vice President, Chief Financial Officer and Treasurer, (ii) an option to purchase 40,000 shares of Common Stock to Christopher B. Primiano, Senior Vice President, Corporate Development and General Counsel, and (iii) an option to purchase 75,000 shares of Common Stock to Ran Frenkel, Chief Development Operations Officer; and the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved (i) an option to purchase 170,000 shares of Common Stock to Michael G. Kauffman, M.D., Ph.D., Chief Executive Officer and (ii) an option to purchase 170,000 shares of Common Stock to Sharon Shacham, Ph.D., M.B.A., President and Chief Scientific Officer. Each of the options to purchase shares of Common Stock was granted effective as of January 15, 2016 and made pursuant to the Company’s 2013 Stock Incentive Plan. The exercise price is $6.54 per share, which is the fair market value per share on the date of grant and is equal to the closing price of the Common Stock on the NASDAQ Global Select Market on January 15, 2016. The options vest as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in equal increments over 36 additional months.

Other Compensation

On January 15, 2016, the Compensation Committee approved for Mr. Renz, Mr. Primiano and Mr. Frenkel, and the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved for each of Drs. Kauffman and Shacham, performance-based bonus payments for 2015, and new annual base salaries for 2016, effective January 1, 2016, as set forth in the table below:

Name	2015 Bonus	2016 Annual Salary
Michael G. Kauffman, M.D., Ph.D.
Chief Executive Officer	$150,000	$515,000
Sharon Shacham, Ph.D., M.B.A.
President and Chief Scientific Officer	$103,000	$415,000
Justin A. Renz
Executive Vice President, Chief Financial Officer and Treasurer	$85,200	$360,000
Christopher B. Primiano
Senior Vice President, Corporate Development and General Counsel	$85,200	$360,000
Ran Frenkel
Chief Development Operations Officer	$94,800	$327,500

The Compensation Committee approved the following target bonus amounts for 2016 for Messrs. Renz, Primiano and Frenkel as a percentage of the annual base salaries for 2016: 40% for Mr. Renz, 40% for Mr. Primiano and 40% for Mr. Frenkel; and the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved the following target bonus amounts for 2016 for Drs. Kauffman and Shacham as a percentage of the annual base salaries for 2016: 60% for Dr. Kauffman and 50% for Dr. Shacham.

Item 7.01	Regulation FD Disclosure.

On January 14, 2016, the Company issued a press release announcing the initiation of Selinexor in Advanced Liposarcoma (“SEAL”), a new Phase 2/3 clinical trial with oral selinexor in patients with advanced unresectable dedifferentiated liposarcoma. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On January 19, 2016, the Company issued a press release announcing the initiation of a Phase 1/2 study of oral KPT-8602 in patients with relapsed/refractory multiple myeloma. A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01

On January 14, 2016, the Company announced the initiation of Selinexor in Advanced Liposarcoma (“SEAL”), a new Phase 2/3 clinical trial with oral selinexor in patients with advanced unresectable dedifferentiated liposarcoma; and on January 19, 2016, the Company announced the initiation of a Phase 1/2 study of oral KPT-8602 in patients with relapsed/refractory multiple myeloma.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: January 20, 2016	By:	/s/ Christopher B. Primiano
Christopher B. Primiano Senior Vice President, Corporate Development and General Counsel

Exhibit No.	Description

99.1	Press release dated January 14, 2016, entitled, “Karyopharm Initiates Clinical Trial of Oral Selinexor in Advanced Liposarcoma.”

99.2	Press release dated January 19, 2016, entitled, “Karyopharm Initiates Second Generation SINETM Compound Clinical Trial in Multiple Myeloma.”